SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to SS 240.14a-11(c) or SS 240.14a-12

                        Diversified Senior Services, Inc.
                        ---------------------------------
                     (Name of Registrant as Specified in Its
                                    Charter)

                             Joanne Ragan, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

Notes:

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 West Fourth Street
                       Winston-Salem, North Carolina 27101


                                 April 20, 2000




To our Shareholders:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Diversified Senior Services, Inc. at 10:00 A.M., local time, on May 25, 2000, at our corporate offices, 915 West Fourth Street, Winston-Salem, North Carolina.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not your plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,



William G. Benton
Chairman of the Board

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 West Fourth Street
                       Winston-Salem, North Carolina 27101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diversified Senior Services, Inc. (the "Company") will be held at our corporate offices, 915 West Fourth Street, Winston-Salem, North Carolina, on May 25, 2000, at 10:00 A.M., local time, for the following purposes:

          1.   To elect one class of Directors for a term expiring in 2003;

          2. To ratify the appointment of The Daniel Professional Group, Inc. as independent accountants for the Company for the fiscal year ending December 31, 2000;

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

          A Proxy Statement, form of Proxy and the Annual Report to Shareholders of the Company for fiscal year ended December 31, 1999, including financial statements (the "Annual Report), are enclosed herewith. Common Shareholders of record at the close of business on March 31, 2000 will be entitled to notice of and to vote at the meeting and any adjournment(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. At least 10 days prior to the meeting, a complete list of the Shareholders entitled to vote will be available for inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours, at the executive offices of the Company. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the meeting.

          In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned by a vote of the majority of the votes cast by the Shareholders entitled to vote thereon.

          The Board of Directors of Diversified Senior Services, Inc. hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed proxy to make sure that your shares are represented at the meeting. If you attend the meeting, you may vote your stock personally even though you have sent in your proxy.


                                        By Order of the Board of Directors,

                                        JOANNE RAGAN
                                        Secretary

Winston-Salem, North Carolina
April 20, 2000



            PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY AS
                PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 West Fourth Street
                       Winston-Salem, North Carolina 27101



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             To be Held May 25, 2000


Your vote is very important. For this reason the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board of Directors by the Company's management. The Proxy Statement is being sent to Shareholders on or about April 20, 2000.

                        General Information About Voting

WHO CAN VOTE: You are entitled to vote your Common Stock if our records showed that you held your stock as of March 31, 2000. At the close of business on March 31, 2000, 3,743,622 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

VOTING BY PROXY: If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted, If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the postage paid envelope included with this Proxy Statement. Of course you can always come to the meeting and vote your shares in person. If you give voting instructions on your Proxy Card, the Proxies will vote your shares in accordance with those instructions. If you sign and return your Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. The Company is not now aware of any other matters to be presented except for those described in this Proxy Statement. If any matters not described in this Proxy Statement are presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the Proxies may vote your shares on the new meeting date, unless you have revoked your proxy instructions.

HOW TO REVOKE PROXY INSTRUCTIONS: To revoke your proxy instructions, you must either (1) inform the Secretary in writing before your shares have been voted by the Proxies at the meeting, (2) deliver later proxy instructions or (3) attend the meeting and vote your shares in person.

HOW VOTES ARE COUNTED: The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters presented to the meeting.

COST OF THIS PROXY SOLICITATION: The Company will pay the cost of the proxy solicitation, which is expected to be the normal amount spent for a proxy solicitation. The solicitation will be by mail. Certain officers and regular employees of the Company may solicit proxies by letter, telephone and personal interview. No additional compensation will be paid for these activities. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

ATTENDING THE ANNUAL MEETING: The Annual Meeting will be held on Thursday, May 25, 2000 at 10:00 o'clock a.m. at our corporate offices, 915 West Fourth Street, Winston-Salem, North Carolina. If you are a beneficial owner of Common Stock held by a bank or a broker (i.e., in "street name") and you want to vote your shares in person at the meeting, you will have to` get a proxy in your name from the registered holder.

SHAREHOLDERS BENEFICIALLY OWNING MORE THAN 5% OF THE COMMON STOCK: The following is a schedule of Common Stock and Common Stock equivalents beneficially owned as of the dates indicated by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.


---------------------- -------------------------------------- ---------------------------- --------------------
                                                                          Amount And                Percent
                                   Name and Address of                    Nature of                    of
 Type of Class                      Beneficial Owner                  Beneficial Owner              Class
---------------------- -------------------------------------- ---------------------------- --------------------
 Common Stock          Taylor House Enterprises, Limited ("THE")           1,824,181                 46.4%
                       (1) (2)..................................
 Common Stock          William G. Benton (1) (3)................           1,332,992                 33.4
 Common Stock          Susan L. Christiansen (1) (4)............             327,666                  8.3
 Common Stock          G. L. Clark, Jr. (1) (5).................             325,805                  8.2
 Common Stock          Austinvest Anstalt Balzers (6) (7).......             735,042                 16.4 (9)
 Common Stock          Esquire Trade & Finance Inc. (6) (8).....             734,871                 16.4 (9)



NOTES:

(1) The address of the indicated persons is 915 West Fourth Street, Winston-Salem, NC 27101 and the ownership is as of March 31, 2000.

(2) The shares owned by THE include 148,655 shares of Common Stock that may be obtained by THE upon conversion of its Series A Preferred Stock at the stated conversion price of $6.00 per share and 41,026 shares of Common Stock that may be obtained by THE upon conversion of its Series B Preferred Stock at a conversion price equal to the lowest per share market value during the thirty trading days prior to the conversion date, or $4.00 per share, whichever is lower. For purposes of this disclosure the conversion price was based on the lowest per share market value for the thirty trading days ending March 31, 2000, which equaled $2.4375 per share. As described in notes 3 through 5 below, the shares owned by THE are beneficially owned primarily by the executive officers of the Company.

(3) Mr. Benton owns, directly or indirectly, 65.6% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Benton owns 56,750 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 57,579 shares.

(4) Ms. Christiansen owns, directly or indirectly, 16.4% of the issued and outstanding shares of THE. In addition to her beneficial interest in the shares owned by THE, Ms. Christiansen owns 1,500 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 5,000 shares.

(5) Mr. Clark owns, directly or indirectly, 14.7% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Clark owns 6,500 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 29,150 shares.

(6) The address of the indicated persons is c/o LH Financial, 160 Central Park South, Suite 1312, New York, NY 10019.

(7) The shares owned by Austinvest Anstalt Balzers include 222,222 shares of Common Stock from conversion of 250 shares of Series B preferred stock on March 3, 2000 and 512,820 shares of Common Stock that may be obtained by Austinvest Anstalt Balzers upon conversion of its remaining Series B preferred stock at a conversion price equal to the lowest per share market value during the thirty trading days prior to the conversion date, or $4.00 per share, whichever is lower. For purposes of this disclosure the conversion price was based on the lowest per share market value for the thirty trading days ending March 31, 2000, which equaled $2.4375 per share.

(8) The shares owned by Esquire Trade & Finance Inc. include 220,000 shares of Common Stock from conversions Series B preferred stock on February 25, 2000 and March 3, 2000 and 514,871 shares of Common Stock that may be obtained by Esquire Trade & Finance Inc. upon conversion of its remaining Series B preferred stock at a conversion price equal to the lowest per share market value during the thirty trading days prior to the conversion date, or $4.00 per share, whichever is lower. For purposes of this disclosure the conversion price was based on the lowest per share market value for the thirty trading days ending March 31, 2000, which equaled $2.4375 per share.

(9) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 3,743,622 shares of common stock outstanding as of March 3, 2000. In calculating the percentage amount, we treat as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's Series B preferred stock. We did not assume, however, the conversion of any other holder's Series B preferred stock.


                        PROPOSAL 1: Election of Directors

     One of the five-member Board of Directors is to be elected at the Annual Meeting. Upon election, this director will hold office until the third succeeding Annual Meeting of Shareholders. The person who has been nominated for election to a three-year term is William G. Benton.

     VOTE REQUIRED: Directors must be elected by a plurality of all votes cast at the meeting. This means that the nominee receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

     VOTING BY THE PROXIES: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominee named in the Proxy Statement. Although the Company knows of no reason why the nominee would not be able to serve, if the nominee is not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

     GENERAL INFORMATION ABOUT THE NOMINEES AND OTHER DIRECTORS: The nominee is currently a Director. He has agreed to be named in this Proxy Statement and to serve if elected. The nominee attended at least 75% of the meetings of the Board and committees on which the nominee served in the last year.

     The following table provides biographical information about both the nominee and the other directors of the Company.


--------------------------- ------ -------------------------------------------
           Name             Age     Principal Occupation or Employer for
                                    Last Five Years
--------------------------- ------ -------------------------------------------

William G. Benton(2)        54     Chairman of the Board and Chief Executive
                                   Officer since inception. Mr. Benton is a Director, President and the controlling shareholder of THE since its incorporation in 1991. THE, through its subsidiary corporations, engages in the commercial real estate business. Mr. Benton originally developed and serves as General Partner on many of the Section 8 elderly properties that the Company manages. Mr. Benton served as Chief Executive Officer and director of Health Equity Properties Incorporated
                                   ("HEP"), a New York Stock Exchange listed real estate investment trust with over $150 million in long-term health care assets from 1988 through September 1994 when HEP merged with Omega Healthcare Investors, Inc. He is also a director of Tanger Factory Outlet
                                   Centers, Inc., a New York Stock
                                   Exchange-listed real estate investment trust.

Susan L. Christiansen        47    President, Chief Operating Officer and
                                   Director since inception. Ms. Christiansen is an officer, director, General Counsel and a shareholder of THE. Ms. Christiansen served as Vice President, General Counsel and
                                   Secretary of HEP from 1990 until its merger in 1994. Ms. Christiansen is a licensed real estate broker in North Carolina and West
                                   Virginia and serves as the principal broker of Residential Properties Management, Inc.,
                                   ("RPM") the Company's wholly owned property management subsidiary.

G. L. Clark, Jr.             54    Treasurer, Chief Financial Officer and
                                   Director since inception. Mr. Clark is a Director, Chief Financial Officer and a shareholder of THE, and has been Chairman of the Board of RPM since January 1, 1996. Mr.
                                   Clark served as Vice President and Chief
                                   Financial Officer of HEP from 1988 until its merger in 1994. Mr. Clark is a Certified
                                   Public Accountant.

Perry C. Craven (1),(3)    59      Director. Ms. Perry C. Craven has been the
                                   sole shareholder and director of Perry C.
                                   Craven Associates, Inc. since 1977, a company that specializes in elderly housing development, non-profit development, housing training, rural housing development and communications. Ms. Craven has served as a director of the Company since June 10, 1997.

Walter H. Ettinger, Jr.      47    Director.  Dr. Walter H.  Ettinger,  Jr.  as
(1), (3)                           Executive Vice President has served of
                                   Physician Services at Virtua Health, Marlton
                                   New Jersey since June 1998. From 1987 to June
                                   1998, Dr. Ettinger was an Associate Professor of Medicine, Head of Section of Internal
                                   Medicine and Gerontology, Department of
                                   Medicine, Bowman Gray School of Medicine,
                                   Winston-Salem, North Carolina and Deputy
                                   Director of the J. Paul Sticht Center on
                                   Aging, Bowman Gray/Baptist Hospital Medical
                                   Center since 1987. Dr. Ettinger has served as a director of the Company since June 10, 1997.


NOTES:

(1) Member of Audit Committee. The Audit Committee is responsible for matters relating to executive compensation.

(2) The indicated director is a nominee for re-election at the meeting of Shareholders.

(3)  The indicated directors are Independent Directors.

     ABOUT THE BOARD AND ITS COMMITTEES: The Board of Directors of the Company has a standing Audit Committee. The members of the Audit Committee are indicated in the preceding table. During 1999 the Audit Committee met one time to determine the scope of the engagement of the Company's auditors and to recommend the selection of The Daniel Professional Group, Inc. to serve as the Company's auditors for year ending December 31, 1999. As discussed in more detail below, the Audit Committee also reviews compensation matters and administers the Company's 1997 Stock Incentive Plan. See "Plan" and "Report on Compensation Matters" below. The Board of Directors held three meetings during the fiscal year ended December 31, 1999.

     DIRECTOR COMPENSATION: For year ended December 31, 1999, the Company's directors who are not full time employees of the Company received $1,250 per quarter. In addition, the Company reimburses directors for out-of-pocket and travel expenses incurred for their attendance at meetings.

     The following is a schedule of Common Stock and Common Stock equivalents beneficially owned as of March 31, 2000 by each nominee for director, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.

-------------         ----------------------------------------     -------------------- -----------
                                                                        Amount And        Percent
                                 Name and Address of                    Nature of            of
Type of Class                    Beneficial Owner(1)                 Beneficial Owner      Class
-------------         -----------------------------------------     ------------------- ------------
Common Stock          THE (2)..................................         1,823,781           46.4%
Common Stock          William G. Benton (3)....................         1,332,729           33.4
Common Stock          Susan L. Christiansen (4)................           327,600            8.3
Common Stock          G. L. Clark, Jr. (5).....................           325,746            8.2
Common Stock          Deborah O. Robinson (6)..................            53,462            1.4
Common Stock          Sandra T. Walker                                      3,000              *
Common Stock          Bernie Gawley............................             5,000              *
Common Stock          All directors and executive officers as a
                      group (8 persons)........................         1,984,324           49.1%


NOTES:

(1) The address of all persons listed is 915 West Fourth Street, Winston-Salem, NC 27101.

(2) The shares owned by THE include 148,655 shares of Common Stock that may be obtained by THE upon conversion of its Series A Preferred Stock at the stated conversion price of $6.00 per share and 41,026 shares of Common Stock that may be obtained by THE upon conversion of its Series B Preferred Stock at a conversion price equal to the lowest per share market value during the thirty trading days prior to the conversion date, or $4.00 per share, whichever is lower. For purposes of this disclosure the conversion price was based on the lowest per share market value for the thirty trading days ending March 31, 2000, which equaled $2.4375 per share. As described in notes 3 through 5 below, the shares owned by THE are beneficially owned primarily by the executive officers of the Company.

(3) Mr. Benton owns, directly or indirectly, 65.6% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Benton owns 56,750 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 57,579 shares.

(4) Ms. Christiansen owns, directly or indirectly, 16.4% of the issued and outstanding shares of THE. In addition to her beneficial interest in the shares owned by THE, Ms. Christiansen owns 1,500 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 5,000 shares.

(5) Mr. Clark owns, directly or indirectly, 14.7% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Clark owns 6,500 shares directly, shares control of 22,000 shares owned by an employee partnership and has options for 29,150 shares.

(6) Ms. Robinson owns, directly or indirectly, 1.54% of the issued and outstanding shares of THE. In addition to her beneficial interest in the shares owned by THE, Ms. Robinson owns 370 shares directly, shares beneficial ownership of 22,000 shares owned by an employee partnership and has options for 3,000 shares. -----------------------------
---------------
* less than 1%

     As of March 31, 2000, THE owned 100% of the issued and outstanding Series A preferred stock of the Company. The Series A preferred stock is nonvoting, is subordinate to the Common Stock for payment of dividends, has a stated liquidation value of $5 per share which is subordinate to a preferred distribution to holders of Common Stock equal to $10 per share, may be converted to Common Stock at $6 per share after September 30, 1999 and is not redeemable at the option of the holder.

                             Executive Compensation

REPORT OF AUDIT COMMITTEE ON COMPENSATION:

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE ON COMPENSATION IS PROVIDED FOR INFORMATION PURPOSES ONLY AND SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1. The Committee and General Philosophy. The Company's compensation policies are determined by the Audit Committee of the Board of Directors which makes its compensation recommendations to the full Board of Directors for approval. The Committee is comprised of two directors of the Company, neither of whom is employed by the Company. In addition to making recommendations with respect to compensation, the Committee also administers the Company's 1997 Stock Incentive Plan. The plan is described later in the Proxy Statement.

          The Company's approach to compensation places primary emphasis on team performance and secondary emphasis on individual performance. As such, compensation is awarded to all employees as a whole with specific allocations based on deemed contribution to the team effort.

          The Company's compensation program currently is comprised of two elements: base salary and incentive pay. Base salaries of executive officers are generally in the 50th percentile or below the base salaries in comparable companies. Incentive pay is based on the Company's incentive plan and is comprised of a combination of points, cash and fair market value stock options, with the amount tied to specific performance measures.

     2. Incentive Pay Plan. Mr. Benton as Chief Executive Officer will recommend individual, team and Company based performance measures to be reviewed monthly. Because of the startup nature of the Company's business, it is anticipated that amounts awarded in 2000 will be based more heavily on stock participation than cash awards.

     3. Compensation to Chief Executive Officer. Mr. Benton voluntarily lowered his base salary from $189,264 to $104,000 during 1997 so that a larger percentage of his compensation would be based on performance. Mr. Benton's performance measures for 2000 are based on the Company meeting its development goals and the performance of the Company's Common Stock in the market.

              Perry C. Craven                      Walter H. Ettinger, Jr.


                          Executive Compensation Tables

                          I. Summary Compensation Table

                                                                                       Long-Term        All Other
                                               Annual Compensation                   Compensation     Compensation
                                                                                        Awards
                                --------------------------------------------------- ---------------- ----------------
                                                                                      Securities
                                                                      Other Annual    Underlying        All Other
Name and Principal Position         Year     Salary(1)     Bonus      Compensation     Options       Compensation

William G. Benton                   1999      104,000      -              -                -                -
  Chief Executive Officer.....      1998      104,000      26,000
                                    1997      146,632      48,316

Susan L. Christiansen.........      1999      104,000      -              -                -                -
  Chief Operating Officer           1998      104,000       3,500
                                    1997      104,000       4,500

G.  L. Clark, Jr.                   1999      104,000      -              -                -                -
  Chief Financial Officer.....      1998      104,000      26,000
                                    1997       99,250      24,625

Sandra T. Walker..............      1999       90,000      -              -                -                -
  Executive Vice President          1998       90,000       2,500
                                    1997       89,615       6,000

Bernard T. Gawley.............      1999      100,000      -              -                -                -
  President, DSS Funding            1998       87,500      -
                                    1997       -           -

----------------------


(1) Each of the employees in the table accrued a portion of their 1997 salary listed above. Mr. Benton accrued $146,632. Ms. Christiansen accrued $14,000. Mr. Clark accrued $99,250. Ms. Walker accrued $10,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation for the first six months of the year are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. All such accruals ceased December 31, 1997.

     No stock options were granted during the year ended December 31, 1999. The following table provides information for stock options granted in earlier years.

   -------------------------------------------------------------------------------------------------------------
                 III. Aggregate Option/SAR Exercises in 1999 and
                     Option/SAR Values as of Year -End 1999
   -------------------------------------------------------------------------------------------------------------
   ---------------------------- ------------------ -------------------- --------------------- ------------------
              Name               Shares Acquired     Value Realized          Number of           Value(1) Of
                                   on Exercise                              Unexercised          Unexercised
                                                           ($)               Securities         In-The-Money
                                       (#)                                   Underlying         Options/SARs
                                                                            Options/SARs        at FY-End ($)
                                                                           at FY-End (#)        Exercisable/
                                                                            Exercisable/        Unexercisable
                                                                           Unexercisable
   ---------------------------- ------------------ -------------------- --------------------- ------------------
   William G. Benton                    -                   -                 57,579/0              $0/0

   Susan L. Christiansen                -                   -                  5,000/0              $0/0

   G. L. Clark, Jr.                     -                   -                 29,150/0              $0/0

   Sandra T. Walker                     -                   -                  3,000/0              $0/0

   Bernard T. Gawley                    -                   -                  5,000/0              $0/0


   (1)     Value is based on closing price per share of the Common Stock on December 31, 1999.



     EMPLOYMENT AGREEMENTS: Mr. Benton, Ms. Christiansen, Mr. Clark and Mr. Gawley have employment agreements with the Company. The employment agreements provide for base salaries with increases as authorized by the Board of Directors. The Agreements are for terms of five years, with each day worked being deemed to extend the term by an additional day.

     The agreements provide for the payment to each executive officer of a lump-sum severance payment if the Company terminates such executive's employment during the term of the agreements other than for cause, or if the employment is terminated for certain reasons, including a change of control of the Company. The lump-sum severance payment is equal to three times the amount of such executive's average base salary for the previous 5 years. These three employment agreements contain terms prohibiting solicitation of Company employees for 18 months after termination, non-disclosure of confidential information and return of all Company documents.

     STOCK INCENTIVE PLAN: The Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's Board of Directors and approved by the sole shareholder in January 1997. A total of 500,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. Stock options, stock appreciation rights, restricted stock and deferred stock may be granted under the Stock Incentive Plan to key employees and directors or consultants of the Company or a subsidiary. The Company granted 47,000 stock options to certain employees at an exercise price ranging from $4.75 to $5.225, the market value of the shares at the date of grant. The stock options are 100% vested and have a five-year term. Warrants for 45,000 shares were issued with a four-year term, a one-year vesting schedule and exercise prices ranging from $6.00 to $9.00 per share. Warrants for 50,000 shares have a four-year term, one year vesting schedule and an exercise price of $6.75 per share. All the warrants were issued to third parties for services rendered. At December 31, 1999, a total of 142,000 stock options and warrants are outstanding, 1,400 common shares have been issued and 356,600 shares are available for granting.

     The Stock Incentive Plan is administered by a Committee (the "Stock Incentive Committee") consisting of at least two disinterested directors. The Stock Incentive Plan requires that the members of the Stock Incentive Committee be "disinterested persons" within the meaning of Rule 16b-3, as from time to time amended, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Committee has the authority, within limitations set forth in the Stock Incentive Plan, to establish rules and regulations concerning the Stock Incentive Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the terms and provisions of the option to be granted. In addition, the Stock Incentive Committee has the authority, subject to the terms of the Stock Incentive Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Company's capital structure.

     Options granted under the Stock Incentive Plan may be either incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQSOs"), as the Stock Incentive Committee may determine. The exercise price of an option will be fixed by the Stock Incentive Committee on the date of grant, except that (i) the exercise price of an ISO granted to any individual who owns (directly or by attribution) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "10% Owner") must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercise price of an ISO granted to any individual other than a 10% Owner must be at least equal to the fair market value of the Common Stock on the date of the grant. Any options granted must expire within ten years from the date of grant (five years in the case of an ISO granted to a 10% Owner). Shares subject to options granted under the Stock Incentive Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants. No options shall be granted under the Stock Incentive Plan more than ten years after the adoption of the Stock Incentive Plan.

     Options are exercisable by the holder subject to terms fixed by the Stock Incentive Committee. However, an option will be exercisable immediately upon the happening of any of the following (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option): (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; or (iii) the occurrence of such special circumstances or events as the Stock Incentive Committee determines merits special consideration. Under the Stock Incentive Plan, a holder generally may pay the exercise price in cash, by check, by delivery to the Company of shares of Common Stock already owned by the holder or, in certain circumstances, in shares issuable in connection with the options, or by such other method as the Stock Incentive Committee may permit from time to time.

     Options granted under the Stock Incentive Plan will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder may exercise any options held by the decedent. If an option holder terminates employment or consultancy with the Company or service as a director of the Company while holding an unexercised option, the option will terminate immediately, but the option holder will have until the end of the 90th business day following his or her termination of employment or service to exercise the option. However, all options held by an option holder will terminate immediately if the termination is for cause or voluntarily on the part of the employee.

     The Stock Incentive Plan may be terminated and may be modified or amended by the Stock Incentive Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual, increasing materially the benefits accruing to participants under the Stock Incentive Plan, or materially modifying the requirements as to eligibility to receive options will be effective without shareholder approval of such amendment and (ii) no such termination, modification or amendment of the Stock Incentive Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

          Additional Information about Directors and Executive Officers

     SECTION 16(A) REPORTING COMPLIANCE: The Company's directors and executive officers file reports with the Securities and Exchange Commission and The Nasdaq Stock Market indicating the number of shares of any class of Company equity securities they owned when they became a director or executive officer and, after that, any change in their ownership of Company equity securities. Copies of any of these reports must also be provided to us. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. The Company has reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that each of our independent directors has complied with applicable reporting requirements for transactions in Company securities during 1999. The executive officers (Mr. Benton, Ms. Christiansen, Mr. Clark and Ms. Robinson) and THE inadvertently omitted to file Forms 4 reporting the purchase by THE of 10 shares of Series B preferred stock in October and the return to DSS by THE of 362,500 shares of common stock in November. Both transactions were reported on Forms 5, timely filed by the executive officers and THE .

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS: In July 1995, Grandfather Mountain Limited Partnership, which owns a shopping center in Boone, North Carolina, filed a Chapter 11 Reorganization under the Federal Bankruptcy Laws because both the anchor tenant, Roses Department Store, and the lender, Mutual Savings and Loan Association, Morganton, North Carolina filed for Reorganization. The plan of reorganization was approved on October 6, 1997 and the partnership is operating in accordance with the plan. Benton Investment Company, a wholly owned subsidiary of THE, is one of the two General Partners of Grandfather Mountain Limited Partnership. Mr. Benton and Mr. Clark serve as Chief Executive Officer and President, respectively, of Benton Investment Company.

     From time to time, the Company advances or borrows funds from THE or other related entities. Note 2 to the financial statements for the year ended December 31, 1999 schedules those advances and repayments to and advances and repayments from such related parties. These transactions have resulted in balances of $233,616 due to the Company from affiliated partnerships, and $4,828,434 due to the Company from THE and subsidiaries of THE. On September 30, 1997, the Company issued 178,386 shares of preferred stock to Taylor House in exchange for the note payable to the parent in the amount of $891,930. There was no interest income received from related parties during the years ended December 31, 1999 and 1998. Accounts payable to related parties bear no interest and have no scheduled repayment terms.

     Beginning in May 1997, the Company entered into a month-to-month lease with THE for office space for THE's corporate headquarters with required monthly rent payments of $2,700. During 1999, the monthly rent increased to $3,800. RPM entered into a month-to-month lease in May, 1999 for office space in Raleigh, NC for its corporate staff located there at a monthly rental of $418. The space is located in an apartment property managed by RPM and owned by a partnership, whose general partner is Diversified's chief executive officer and a beneficial shareholder of Taylor House. In addition, RPM leases computer equipment from THE, which requires monthly payments of $501.

     The Company participates in a defined contribution savings incentive plan covering substantially all of its and its subsidiaries' full time employees. The policy of the Company and its subsidiaries is to provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. The Company's contributions for years ended December 31, 1999 and 1998 were $35,237 and $33,595, respectively.

     Management fee income for the years ended December 31, 1999 and 1998 includes $345,937 and $306,233, respectively, earned from partnerships, a general partner of which is a beneficial shareholder of THE. At December 31, 1999 and 1998, $28,318 and $26,431, respectively, of such fees are included in trade accounts receivable, and $293,012 and $25,525 are included in accounts receivable-affiliates at December 31, 1999 and 1998, respectively. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships which are related through common ownership, of $962,830 and $591,450, respectively, for the years ended December 31, 1999 and 1998.

     In January, 1998, the Company formed a wholly-owned subsidiary, DSS Funding, Inc. ("DSSF"), a North Carolina corporation, for the purpose of securing permanent financing for the assisted living facilities which the Company develops, as well as third party owners. The Company loaned DSSF $250,000 secured by a non-interest bearing note and will provide working capital for the subsidiary.


               PROPOSAL 2. Appointment Of Independent Accountants

     The Board of Directors, upon recommendation of the Audit Committee, has selected The Daniel Professional Group, Inc., 4400 Silas Creek Parkway, Suite 200, Winston-Salem, NC 27104, as the Company's independent accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2000, and to perform other appropriate accounting services. A resolution will be presented to the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the appointment. If the Shareholders do not ratify the appointment of The Daniel Professional Group, Inc., the selection of independent accountants will be reconsidered by the Board of Directors.

     The Daniel Professional Group, Inc. has served as the Company's independent auditor since its inception in 1996 and has served as independent auditor for THE since 1991. A representative of The Daniel Professional Group, Inc. will be present at the meeting and will have the opportunity to make a statement if so desired and available to answer questions.

     The Board of Directors recommends that Shareholders vote "FOR" the ratification of the appointment of The Daniel Professional Group, Inc.

        Shareholder Proposals and Nominations for the 2000 Annual Meeting

     Shareholder proposals to be included in the Proxy Statement for our next annual meeting of Shareholders must be received by the Company's Secretary not later than November 15, 2000. In addition, a proposal must meet all other requirements of the Securities and Exchange Commission, North Carolina corporate law and the Company's By-laws. A copy of the Company's By-laws may be obtained from the Secretary.

                                   By Order of the Board of Directors

                                   WILLIAM G. BENTON, Chairman


April 20, 2000